Innventure to Host Operating Company CEO Call on April 27

ORLANDO, Fla. (April 14, 2026) - Innventure, Inc. (NASDAQ: INV) (“Innventure”), an industrial growth conglomerate, today announced that it will host an operating company CEO call at 5:00pm ET on April 27, 2026, featuring executive commentary from the chief executive officers of Accelsius, AeroFlexx, and Refinity.

The call will provide investors and analysts with a direct, in-depth look at the commercial progress, operational execution, and capital formation strategies across Innventure’s operating companies. During the event, CEOs Josh Claman of Accelsius, Andy Meyer of AeroFlexx, and Bill Grieco of Refinity, will discuss recent milestones, customer and partner traction, and market opportunities of their respective companies.

Interested parties may access the conference call through a live webcast, which can be accessed via this link or by visiting our investor relations website https://ir.innventure.com/. A replay of the event webcast will be made available on Innventure’s investor relations website shortly following the call.

About Innventure
Innventure, Inc. (NASDAQ: INV), an industrial growth conglomerate, focuses on building companies with billion-dollar valuations by commercializing breakthrough technology solutions. By systematically creating and operating industrial enterprises from the ground up, Innventure participates in early-stage economics and provides industrial operating expertise designed for global scale. Innventure’s approach seeks to uniquely bridge the ”Valley of Death" between corporate innovation and commercialization through its distinctive combination of value-driven multinational partnerships, operational experience, and scaling expertise.

Investor Relations Contact: Kyle Nagarkar, Solebury Strategic Communications
investorrelations@innventure.com

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com